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                                                                    EXHIBIT 23.3

                              CONSENT OF KPMG LLP

The Board of Directors
Ticketmaster Southeast (a joint venture)
HOB Entertainment, Inc.:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP

Los Angeles, California
March 10, 2000